EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 20, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Tiffany & Co.’s Annual Report on Form 10-K for the year ended January 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
March 20, 2015